EXHIBIT 10.1

SHARE ACQUISITION AGREEMENT — SKYCORP SOLAR GROUP LIMITED

SHARE ACQUISITION AGREEMENT

Relating to the Acquisition of 56% Equity Interest in

Nanjing Cesun Power Co., Ltd.

by and among

SKYCORP SOLAR GROUP LIMITED (Party A)

HUANG WEIQI (Party B)

EZPOWER LIMITED (Party C)

Dated: April 30, 2026 (Eastern Time)

Nasdaq: PN.US

RECITALS

WHEREAS, Party A is Skycorp Solar Group Limited, a company listed on the Nasdaq Capital Market (Ticker: PN.US) (“Acquiror”);

WHEREAS, Party A holds, through its wholly-owned subsidiary PN Sunshine Pte. Ltd., a company incorporated in Singapore (“PN Sunshine”), forty-four percent (44%) of the issued equity interests in Nanjing Cesun Power Co., Ltd. (“Target Company”), a limited liability company organized under the laws of the People’s Republic of China;

WHEREAS, the remaining fifty-six percent (56%) equity interests in the Target Company (the “Sale Interests”) are held as follows: (i) Party B (Huang Weiqi) holds twenty percent (20%) of the equity interests in the Target Company directly; and (ii) Party C (EZPower Limited) holds thirty-six percent (36%) of the equity interests in the Target Company. The ultimate beneficial economic interests in Party C are attributable as follows: Huang Weiqi (40%), He Xiaoer (25%), Zhang Gaokui (25%), and Lin Xiaobo (10%). The foregoing percentages reflect ultimate beneficial economic entitlement, as confirmed in the separate Nominee and Beneficial Interest Confirmation Agreement executed among the beneficial owners concurrently herewith;

WHEREAS, the Parties desire that Party A acquire all of the Sale Interests from Party B and Party C through the issuance of newly issued shares of Party A’s capital stock, as more particularly described herein;

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

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ARTICLE I — DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Agreement”	This Share Acquisition Agreement, including all schedules and exhibits attached hereto, as amended from time to time.
“Acquiror” or “Party A”	Skycorp Solar Group Limited, a Nasdaq-listed company (Ticker: PN.US).
“Party B”	Huang Weiqi, an individual, direct holder of 20% equity interests in the Target Company and ultimate beneficial owner of 40% of the economic interests in Party C.
“Party C”

EZPower Limited, a legal entity holding 36% equity interests in the Target Company. The ultimate beneficial economic interests in Party C are: Huang Weiqi (40%), He Xiaoer (25%), Zhang Gaokui (25%), and Lin Xiaobo (10%), as confirmed in the separate Nominee and Beneficial Interest Confirmation Agreement executed concurrently herewith.

“He Xiaoer”	An individual holding 25% beneficial economic interest in Party C.
“Zhang Gaokui”	An individual holding 25% beneficial economic interest in Party C.
“Lin Xiaobo”

An individual holding 10% beneficial economic interest in Party C (EZPower Limited), being the fourth ultimate beneficial owner of Party C, together with Huang Weiqi (40%), He Xiaoer (25%), and Zhang Gaokui (25%).

“Target Company”	Nanjing Cesun Power Co., Ltd., a limited liability company organized under the laws of the PRC.
“Sale Interests”	The aggregate 56% equity interests in the Target Company, comprising Party B’s 20% direct interest and Party C’s 36% interest.
“Valuation Report”	The independent appraisal report valuing the Target Company at USD 36,062,000 in its entirety.
“Consideration Value”	USD 20,194,720, representing 56% of the total valuation of the Target Company per the Valuation Report.
“Share Issuance Price” (X)

The arithmetic average of the daily closing prices of Party A’s ordinary shares on Nasdaq over the ten (10) consecutive trading days from April 17, 2026 through April 30, 2026, inclusive (i.e., the sum of the ten daily closing prices divided by ten). Denoted herein as “X” and to be confirmed in writing by the Parties upon conclusion of the applicable period.

“Class A Shares”	Class A Ordinary Shares of Party A as defined in Party A’s articles of association and applicable SEC filings.
“Class B Shares”	Class B Ordinary Shares of Party A as defined in Party A’s articles of association and applicable SEC filings.
“Consideration Shares”	The Class A Shares and Class B Shares to be issued by Party A as consideration for the Sale Interests, as allocated in Section 2.3.
“Lock-Up Period”	The period during which the Consideration Shares are subject to transfer restrictions as set forth in Article IV.
“Closing Date”	The date on which the Closing occurs, as determined by the Parties, subject to satisfaction or waiver of all conditions precedent.
“SEC”	The United States Securities and Exchange Commission.
“Exchange Act”	The Securities Exchange Act of 1934, as amended.
“Securities Act”	The Securities Act of 1933, as amended.
“PRC”	The People’s Republic of China.
“Governmental Authority”

Any national, federal, state, provincial, municipal, or local government, regulatory or administrative authority, agency, court, or tribunal with jurisdiction over the Parties or the transactions contemplated herein.

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ARTICLE II — ACQUISITION OF SALE INTERESTS

Section 2.1 Agreement to Acquire and Transfer

Subject to the terms and conditions of this Agreement:

(a) Party B agrees to sell, assign, transfer, and deliver to Party A (or its designated wholly-owned subsidiary), and Party A agrees to acquire from Party B, all of Party B’s 20% direct equity interests in the Target Company, free and clear of all liens, claims, charges, encumbrances, and adverse interests of any kind; and

(b) Party C agrees to sell, assign, transfer, and deliver to Party A (or its designated wholly-owned subsidiary), and Party A agrees to acquire from Party C, all of Party C’s 36% equity interests in the Target Company, free and clear of all liens, claims, charges, encumbrances, and adverse interests of any kind.

Upon completion of the foregoing transfers, Party A (directly or through PN Sunshine) shall hold one hundred percent (100%) of the issued equity interests in the Target Company.

Section 2.2 Aggregate Consideration

The aggregate consideration for all of the Sale Interests shall be 7,983,000 newly issued shares of Party A (the “Consideration Shares”), being the number equal to the Consideration Value of USD 20,194,720 divided by the confirmed Share Issuance Price X of USD 2.5290, rounded down to the nearest thousand shares per recipient. The Consideration Value is derived from the Valuation Report, which values the entire equity of the Target Company at USD 36,062,000, and the Sale Interests represent 56% thereof. The detailed allocation of Consideration Shares is set forth in Section 2.3 and Schedule C.

Section 2.3 Allocation of Consideration Shares

The Consideration Shares shall be allocated as follows, reflecting the underlying beneficial ownership of each recipient. All Class B Ordinary Shares issued hereunder carry a twenty-four (24) month lock-up period; all Class A Ordinary Shares issued hereunder carry a six (6) month lock-up period. Both lock-up periods commence on the Closing Date.

(a) To Party B — Class B Ordinary Shares (direct interest): 2,851,000 Class B Ordinary Shares, representing USD 7,212,400 in value (= USD 20,194,720 × 20/56) divided by X (= $2.5290), rounded down to the nearest thousand shares. These Class B Shares shall be issued directly to Party B (Huang Weiqi) and are subject to the twenty-four (24) month lock-up period set forth in Section 4.1.

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(b) To Party C — Class B Ordinary Shares (for the account of Huang Weiqi): 2,053,000 Class B Ordinary Shares, representing USD 5,192,928 in value (= USD 20,194,720 × 36/56 × 40%) divided by X (= $2.5290), rounded down to the nearest thousand shares. These Class B Shares shall be issued to Party C for the sole benefit of Huang Weiqi and distributed to him upon expiry of the applicable lock-up period. These Class B Shares are subject to the twenty-four (24) month lock-up period set forth in Section 4.1.

(c) To Party C — Class A Ordinary Shares (for the account of He Xiaoer, Zhang Gaokui, and Lin Xiaobo): 3,079,000 Class A Ordinary Shares in aggregate, allocated as follows: (i) He Xiaoer (25% of Party C): 1,283,000 Class A Shares (USD 3,245,580 ÷ X); (ii) Zhang Gaokui (25% of Party C): 1,283,000 Class A Shares (USD 3,245,580 ÷ X); (iii) Lin Xiaobo (10% of Party C): 513,000 Class A Shares (USD 1,298,232 ÷ X). Each rounded down to the nearest thousand shares. These Class A Shares shall be issued to Party C and distributed to each recipient in the foregoing proportions upon expiry of the applicable lock-up period. These Class A Shares are subject to the six (6) month lock-up period set forth in Section 4.2.

For the avoidance of doubt, the aggregate Consideration Shares issued under this Agreement shall represent the full Consideration Value of USD 20,194,720, comprised of: (i) Class B Ordinary Shares totaling USD 12,405,328 in value (paragraphs (a) and (b) combined, being 4,904,000 shares); and (ii) Class A Ordinary Shares totaling USD 7,789,392 in value (paragraph (c), being 3,079,000 shares). A detailed breakdown by recipient is set forth in Schedule C (Share Issuance Schedule).

Section 2.4 Share Issuance Price Determination

The Share Issuance Price (X) shall be the arithmetic average of the daily closing prices of Party A’s ordinary shares on Nasdaq over the ten (10) consecutive trading days from April 17, 2026 through April 30, 2026 (inclusive), calculated as the sum of the ten daily closing prices divided by ten. Upon the close of trading on April 30, 2026, Party A shall promptly calculate and notify all Parties in writing of the final value of X. The Parties shall execute a supplemental written confirmation setting forth the exact number of Consideration Shares to be issued to each of Party B and Party C. Such supplemental confirmation shall be deemed an integral part of this Agreement.

In the event that Nasdaq is closed for trading on one or more days within the measurement period due to market holidays or regulatory halts, such days shall be excluded from the computation and the period shall be extended accordingly.

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ARTICLE III — CLOSING; CONDITIONS PRECEDENT

Section 3.1 Closing

The Closing shall occur on a date mutually agreed by the Parties following: (i) the determination and confirmation of X pursuant to Section 2.4; (ii) the satisfaction or waiver of all conditions set forth in Section 3.2; and (iii) receipt of all required regulatory approvals. The Closing shall take place by electronic exchange of documents and signatures unless the Parties otherwise agree.

Section 3.2 Conditions to Closing

The obligations of each Party to consummate the transactions contemplated by this Agreement are conditioned upon the satisfaction or written waiver of the following conditions on or prior to the Closing Date:

(a) All representations and warranties of each Party set forth in this Agreement shall be true and correct in all material respects as of the Closing Date;

(b) [Reserved];

(c) No Governmental Authority shall have issued any order, injunction, or decree restraining or prohibiting the consummation of the transactions contemplated herein;

(d) Party B and Party C shall have delivered duly executed instruments of transfer in respect of the Sale Interests in form satisfactory to Party A and in compliance with PRC law;

(e) Any required approvals from the State Administration for Market Regulation (“SAMR”) or other competent PRC Governmental Authority for the transfer of equity interests in the Target Company shall have been obtained; and

(f) Party A’s board of directors and, to the extent required, its shareholders, shall have duly authorized the issuance of the Consideration Shares in accordance with Party A’s articles of association and applicable Nasdaq and SEC rules.

Section 3.3 Deliveries at Closing

At or prior to Closing:

(a) Party A shall deliver or cause to be delivered to Party B and Party C: (i) evidence of the issuance of the respective Consideration Shares, including DWAC instructions or book-entry records; and (ii) any other documents required under applicable law or as reasonably requested by the Selling Parties.

(b) Each of Party B and Party C shall deliver to Party A: (i) duly executed instruments of equity interest transfer; (ii) original capital contribution certificates (if any) and updated register of members of the Target Company; (iii) written resignations or confirmations of cooperation from any nominee directors or officers of the Target Company; and (iv) such other documents and instruments as may be reasonably required by Party A or applicable law.

ARTICLE IV — LOCK-UP RESTRICTIONS

Section 4.1 Lock-Up — All Class B Ordinary Shares (24 Months)

All Class B Ordinary Shares issued under this Agreement — whether issued directly to Party B pursuant to Section 2.3(a), or issued to Party C for the benefit of Huang Weiqi pursuant to Section 2.3(b) — shall be subject to a twenty-four (24) month lock-up period commencing on the Closing Date (the “Class B Lock-Up Period”).

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During the Class B Lock-Up Period, Party B (in respect of shares under Section 2.3(a)) and Party C (in respect of shares under Section 2.3(b)) shall not, directly or indirectly, without the prior written consent of Party A and in compliance with applicable SEC and Nasdaq regulations:

(a) offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase, make any short sale, or otherwise transfer or dispose of any such Class B Ordinary Shares, or any securities convertible into or exercisable or exchangeable for such Class B Ordinary Shares; or

(b) enter into any swap, hedge, or other arrangement that transfers to another party, in whole or in part, any of the economic consequences of ownership of such Class B Ordinary Shares.

Party C further undertakes that it shall not distribute or transfer the Class B Shares held for the benefit of Huang Weiqi to Huang Weiqi or any other person prior to the expiry of the Class B Lock-Up Period. The foregoing restrictions shall be subject to customary exceptions for transfers to affiliates or trusts for estate planning purposes, provided that any transferee agrees in writing to be bound by the terms of this Section 4.1.

Section 4.2 Lock-Up — All Class A Ordinary Shares (6 Months)

All Class A Ordinary Shares issued under this Agreement — issued to Party C for the benefit of He Xiaoer, Zhang Gaokui, and Lin Xiaobo pursuant to Section 2.3(c) — shall be subject to a six (6) month lock-up period commencing on the Closing Date (the “Class A Lock-Up Period”).

During the Class A Lock-Up Period, Party C shall not, directly or indirectly, without the prior written consent of Party A, offer, sell, pledge, or otherwise dispose of, or enter into any economic arrangement with respect to, any of the Class A Ordinary Shares received hereunder. Party C further undertakes that it shall not distribute or transfer such Class A Shares to He Xiaoer, Zhang Gaokui, Lin Xiaobo, or any other person prior to the expiry of the Class A Lock-Up Period.

The six (6) month lock-up obligation set forth in this Section 4.2 shall be binding on Party C and each Class A beneficial owner. As a condition to Closing, Party C shall procure and deliver to Party A a duly executed Exhibit 1 signed by: (i) EZPower Limited; (ii) He Xiaoer, Zhang Gaokui, and Lin Xiaobo in their personal capacities; and (iii) Huang Weiqi in acknowledgment of his Class B lock-up obligations under Section 4.1.

Section 4.3 Legend; Stop Transfer

All certificates or book-entry records representing the Consideration Shares subject to any Lock-Up Period shall bear, or be subject to, an appropriate legend or notation referencing the applicable lock-up restrictions and securities law restrictions. Party A is authorized to instruct its transfer agent to place a stop-transfer order against any transfer of Lock-Up Shares in violation of this Article IV.

Section 4.4 Securities Law Compliance

The Consideration Shares are being issued in a transaction exempt from registration under the Securities Act pursuant to Regulation S or such other applicable exemption. Each of Party B and Party C acknowledges that the Consideration Shares have not been registered under the Securities Act or any applicable state securities laws and may not be transferred absent registration or an applicable exemption, in addition to and independent of the lock-up restrictions herein. Nothing in this Agreement shall be construed as an obligation of Party A to register the Consideration Shares.

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ARTICLE V — POST-CLOSING AUDIT OBLIGATIONS

Section 5.1 Full Audit of Target Company

Following the execution of this Agreement and in connection with the consummation of the Acquisition, each of Party B and Party C shall, and shall cause the Target Company to, cooperate fully and promptly with Party A and its representatives, auditors, legal counsel, and accountants to facilitate a comprehensive audit of the Target Company, including its financial statements, tax filings, material contracts, regulatory licenses, intellectual property, assets, and liabilities (the “Full Audit”).

Section 5.2 Scope of Cooperation

Such cooperation shall include, without limitation:

(a) Providing Party A and its designees with full and unrestricted access to all books and records of the Target Company, including audited and unaudited financial statements, bank statements, tax returns, corporate minutes, and material contracts;

(b) Procuring the cooperation of the Target Company’s management, employees, and third-party accountants or auditors;

(c) Executing such authorizations, consents, and instructions as may be reasonably required to facilitate the audit; and

(d) Promptly disclosing to Party A any material liabilities, contingent obligations, regulatory investigations, or legal proceedings affecting the Target Company that are known to Party B or Party C.

Section 5.3 Audit Timeline

The Full Audit shall commence as soon as reasonably practicable after the Closing Date and shall be completed within ninety (90) calendar days thereafter, unless extended by written agreement of the Parties or as required by applicable regulatory or accounting standards.

Section 5.4 Material Adverse Findings

In the event that the Full Audit reveals any material misrepresentation, undisclosed liability, or breach of any representation or warranty made by Party B or Party C herein, Party A shall be entitled to pursue any remedies available under this Agreement, at law, or in equity, including but not limited to indemnification claims under Article VIII.

ARTICLE VI — REPRESENTATIONS AND WARRANTIES

Section 6.1 Representations and Warranties of Party A

Party A represents and warrants to each of the other Parties as of the date hereof and as of the Closing Date:

(a) Party A is a company duly incorporated and validly existing under applicable law, and is listed on the Nasdaq Capital Market in compliance with applicable Nasdaq Listing Rules.

(b) Party A has full corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated herein; this Agreement constitutes a legal, valid, and binding obligation of Party A, enforceable against it in accordance with its terms.

(c) The issuance of the Consideration Shares has been or will be duly authorized by all necessary corporate action and, when issued in accordance with this Agreement, the Consideration Shares will be validly issued, fully paid, and non-assessable.

(d) Party A has complied and will comply with all applicable requirements of the SEC and Nasdaq with respect to the issuance of the Consideration Shares, including applicable disclosure and reporting obligations under the Securities Act and the Exchange Act. Party A has obtained from its Cayman Islands legal counsel the Cayman Opinion confirming that this transaction is consistent with home country practices under Nasdaq Listing Rule 5615(a)(3), and Party A shall provide a copy of the Cayman Opinion to Party B and Party C upon request.

(e) The execution, delivery, and performance of this Agreement by Party A do not conflict with or violate any provision of Party A’s articles of association, any material agreement to which Party A is a party, or any applicable law or regulation.

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Section 6.2 Representations and Warranties of Party B and Party C

Each of Party B and Party C, severally and not jointly, represents and warrants to Party A as of the date hereof and as of the Closing Date:

(a) Such Party has full legal capacity, power, and authority to execute, deliver, and perform this Agreement, and (in the case of Party C) has obtained all necessary corporate approvals and internal authorizations required under its constitutional documents and applicable law to enter into and perform this Agreement and to bind all persons having ultimate beneficial economic interests in Party C in connection with the transactions contemplated herein.

(b) This Agreement constitutes the legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms.

(c) Such Party is the legal and beneficial owner of the relevant Sale Interests, free and clear of all liens, pledges, charges, encumbrances, or third-party rights.

(d) To such Party’s knowledge, there are no pending or threatened legal proceedings, investigations, or regulatory actions affecting the Sale Interests or the Target Company that have not been disclosed to Party A.

(e) The Target Company’s financial and operational condition is as represented in the Valuation Report and any other due diligence materials provided to Party A, and there has been no material adverse change in the business, assets, liabilities, or prospects of the Target Company since the date of the Valuation Report.

(f) Such Party is not a “U.S. Person” as defined in Rule 902(k) of Regulation S under the Securities Act, and is receiving the Consideration Shares in an offshore transaction as defined thereunder.

(g) No broker, finder, or investment banker is entitled to any fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of such Party.

(h) Party C represents and warrants that it has obtained, or will obtain prior to Closing, the consent of each beneficial owner of Party C — including He Xiaoer, Zhang Gaokui, and Lin Xiaobo — to the transactions contemplated herein, including the lock-up obligations applicable to the Class A Shares to be issued to Party C. Such consent shall be evidenced by executed written instruments in substantially the form of Exhibit 1 attached hereto.

(i) Party C represents and warrants that the ultimate beneficial economic interests in Party C are held by Huang Weiqi (40%), He Xiaoer (25%), Zhang Gaokui (25%), and Lin Xiaobo (10%), as reflected in this Agreement. Party C has full capacity and authority, without any further third-party consent beyond those already obtained or committed to herein, to execute this Agreement, to transfer the Sale Interests, and to bind all persons having ultimate beneficial economic interests in Party C with respect to the transactions and obligations contemplated herein. He Xiaoer, as the individual with ultimate authority over Party C’s decision-making, confirms in his personal capacity (by execution of a separate letter of undertaking delivered to Party A concurrently herewith) that the foregoing representations are true and correct and that no undisclosed arrangement affecting the Sale Interests or the Consideration Shares exists that would impair Party A’s title to the Sale Interests or any recipient’s entitlement to the Consideration Shares.

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ARTICLE VII — COVENANTS

Section 7.1 Further Assurances

Each Party agrees to execute and deliver such additional documents, instruments, and agreements, and to take such further actions, as may be reasonably necessary or appropriate to carry out the purposes and intent of this Agreement and to consummate the transactions contemplated herein.

Section 7.2 Confidentiality

Each Party shall keep confidential the terms and conditions of this Agreement and all non-public information relating to the transactions contemplated herein, except as required by applicable law, regulation (including SEC and Nasdaq disclosure requirements), or order of a Governmental Authority, or as disclosed to such Party’s legal, financial, or tax advisors on a need-to-know basis subject to obligations of confidentiality. Party A shall file required disclosures with the SEC in accordance with applicable reporting obligations.

Section 7.3 Public Announcements

Party A shall make such public announcements regarding the transactions contemplated herein as are required by applicable SEC and Nasdaq rules, including the filing of a Form 6-K or other required form. Neither Party B nor Party C shall issue any press release or make any public announcement with respect to this Agreement without the prior written consent of Party A, except as required by applicable law.

Section 7.4 Regulatory Compliance

Each Party shall use commercially reasonable efforts to obtain, or cooperate with the other Parties in obtaining, all approvals, consents, and authorizations required from any Governmental Authority (including SAMR, the SEC, and Nasdaq) in connection with the transactions contemplated herein.

Section 7.5 Conduct of Target Company Pending Closing

From the date hereof until the Closing Date, each of Party B and Party C shall cause the Target Company to operate in the ordinary course of business, maintain all material licenses and permits in good standing, and refrain from any action that would reasonably be expected to have a material adverse effect on the Target Company’s business, assets, or financial condition.

ARTICLE VIII — INDEMNIFICATION

Section 8.1 Indemnification by Party B and Party C

Each of Party B and Party C, severally and proportionately (Party B in respect of its 20% direct interest, Party C in respect of its 36% interest), shall indemnify, defend, and hold harmless Party A and its affiliates, officers, directors, employees, and agents from and against any and all losses, liabilities, damages, costs, and expenses (including reasonable legal fees) arising out of or resulting from: (i) any breach of any representation, warranty, or covenant of such Party contained in this Agreement; or (ii) any undisclosed liability or obligation of the Target Company existing as of the Closing Date.

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Section 8.2 Indemnification by Party A

Party A shall indemnify, defend, and hold harmless each of Party B and Party C from and against any losses arising out of or resulting from any breach of Party A’s representations, warranties, or covenants under this Agreement.

Section 8.3 Indemnification Procedure

The Party seeking indemnification (the “Indemnified Party”) shall promptly notify the indemnifying party (the “Indemnifying Party”) in writing of any claim for which indemnification is sought. The Indemnifying Party shall have the right to assume control of the defense of any such claim with counsel reasonably acceptable to the Indemnified Party. Failure to provide timely notice shall not relieve the Indemnifying Party of its obligations except to the extent it is materially prejudiced by such failure.

ARTICLE IX — GENERAL PROVISIONS

Section 9.1 Governing Law and Dispute Resolution

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles. Any dispute arising out of or relating to this Agreement that cannot be resolved amicably within thirty (30) days of written notice shall be submitted to final and binding arbitration administered by the International Chamber of Commerce (“ICC”) in accordance with its Rules of Arbitration. The seat of arbitration shall be Hong Kong. The language of arbitration shall be English. The arbitral award shall be final and binding and may be enforced in any court of competent jurisdiction.

Section 9.2 Entire Agreement; Amendments

This Agreement (together with all schedules and exhibits hereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior understandings, negotiations, and agreements. This Agreement may not be amended or modified except by a written instrument signed by all Parties.

Section 9.3 Severability

If any provision of this Agreement is held to be invalid, illegal, or unenforceable under applicable law, such provision shall be modified to the minimum extent necessary to make it valid, legal, and enforceable. The validity, legality, and enforceability of the remaining provisions shall not be affected or impaired thereby.

Section 9.4 Waiver

No failure or delay by any Party in exercising any right or remedy under this Agreement shall operate as a waiver thereof. No single or partial exercise of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 9.5 Assignment

Neither Party B nor Party C may assign its rights or delegate its obligations under this Agreement without the prior written consent of Party A. Party A may assign its rights under this Agreement to any of its wholly-owned subsidiaries (including PN Sunshine) without the consent of any other Party, provided that Party A shall remain liable for the performance of all obligations hereunder.

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Section 9.6 Notices

All notices and other communications under this Agreement shall be in writing and shall be delivered by internationally recognized overnight courier, electronic mail (with confirmation of receipt), or certified mail to the addresses set forth in Schedule A hereto.

Section 9.7 Counterparts; Electronic Signatures

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Electronic signatures shall be deemed original signatures for all purposes.

Section 9.8 No Third-Party Beneficiaries

This Agreement is for the sole benefit of the Parties and their respective permitted successors and assigns. Nothing in this Agreement shall create or be deemed to create any rights in any third party, including He Xiaoer, Zhang Gaokui, and Lin Xiaobo as beneficial owners of Party C, except as expressly set forth in Section 2.3(c) with respect to the ultimate distribution of Class A Shares.

Section 9.9 Language

This Agreement is executed in the English language. In the event this Agreement is translated into any other language, the English version shall control.

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SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have executed this Share Acquisition Agreement as of the date first set forth above.

PARTY A — ACQUIROR Skycorp Solar Group Limited Nasdaq: PN.US	PARTY B — SELLER Huang Weiqi (Individual) Direct holder of 20% equity in Target Company

Authorized Signature Name: Huang Weiqi Title: Chief Executive Officer (CEO) Date: April 30, 2026	Signature Name: Huang Weiqi Passport/ID No.: _____________ Date: April 30, 2026

PARTY C — SELLER EZPower Limited Holder of 36% equity in Target Company	[INTENTIONALLY LEFT BLANK]

Authorized Signature Name: He Xiaoer Title: Authorized Representative Date: April 30, 2026

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